Exhibit 10.2.4


                              SEPARATION AGREEMENT


     This Separation Agreement ("Agreement"), dated as of July 10, 2004, is entered into by and between Leonard Tow (the "Executive") and Citizens Communications Company (the "Company").

     WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of October 1, 2000, and amended as of May 16, 2002 (the "Employment Agreement"), pursuant to which the Executive serves as Chief Executive Officer of the Company; and

     WHEREAS, the Company has requested, and the Executive has agreed that, in furtherance of the Company's succession plans, effective as of July 10, 2004 (the "Termination Date"), the Executive's employment with the Company and its subsidiaries and affiliates shall terminate, and the Executive shall relinquish his title of Chief Executive Officer of the Company and any other positions that he presently holds with the Company or any of its subsidiaries or affiliates, except as provided in Section 2 of this Agreement; and

     WHEREAS, the Company has determined not to engage the Executive to provide the advisory services under the terms of Section 11 of the Employment Agreement; and

     WHEREAS, the Company desires to provide the Executive with certain benefits upon the Executive's termination of employment by the Company, on the terms and subject to the conditions more fully set forth in this Agreement; and

     WHEREAS, the Executive and the Company have agreed to resolve and settle any disputed claims and differences between them with respect to the Executive's employment with the Company and the termination of such employment; and

     NOW, THEREFORE, in consideration of the recitals, promises and other good and valuable consideration specified herein, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

     1. PAYMENTS AND BENEFITS

     1.1 Payments. The Company will pay to the Executive the following amounts at the times and periods specified in this Section 1, in consideration for the Executive entering into this Agreement, specifically including the General Release (as described in Section 4 below, and attached hereto as Exhibit A) and the restrictive covenants in Section 6 of this Agreement and subject to the General Release becoming effective (i.e., the Executive not exercising his right to revoke this Agreement/the Release as described in Section 4.2 of this Agreement) and the Executive's continued compliance with the restrictive covenants in Section 6 of this Agreement:

          (a) Base Salary and Bonus Severance Payments. On the Payment Date, the Company shall make a lump sum payment to the Executive in an amount equal to the sum of (i) $2,250,000.00 in respect of the Base Salary (as defined in the Employment Agreement) that would otherwise be payable with respect to the period commencing on the Termination Date and ending on December 31, 2006 (the "Severance Period"), reduced by any Base Salary paid to the Executive in respect of July 2004 prior to the date of this Agreement, and
     (ii) an amount equal to $3,500,000.00 (in respect of the cash bonus amount payable under Section 15b.B of the Employment Agreement). In addition, on the Payment Date, the Company shall grant to the Executive 300,000 shares of common stock of the Company ("Stock"), which shares shall be (i) issued pursuant to the Company's 1996 Equity Incentive Plan, 2000 Equity Incentive Plan or such other equity or long-term incentive plan as may be established by the Company following the date of this Agreement (each, a "Company
     Equity Plan"), (ii) fully vested as of the date of grant, and (iii) delivered to the Executive in three equal installments in March of 2005, 2006 and 2007, respectively; provided, that, the delivery of such shares shall be subject to the Executive's continued compliance with the restrictive covenants set forth in Section 6 of this Agreement; provided, further, that, in the event of a Change in Control (as defined in the Company Equity Plan pursuant to which such shares are granted) such shares shall be delivered to the Executive immediately prior to such Change in Control, notwithstanding such vesting schedule. The Company agrees to maintain the registration on a Form S-8 (or successor forms) under the Securities Act of 1933, as amended, in respect of the Stock granted pursuant to this Section 1.1(a).

          (b) Settlement of Advisory Services Amounts. The Executive hereby acknowledges and agrees that the Executive shall not perform the advisory services described in Section 11 of the Agreement, and the Company hereby agrees that, on the Payment Date, in exchange for the Executive's agreement not to provide such services, the Company shall pay the Executive an amount equal to $3,200,000.00, as provided in Section 15.c of the Employment Agreement, which shall be in lieu of the Advisory Period and Advisory Support (as such terms are defined in the Employment Agreement) and in full satisfaction of the Company's obligations under Section 11 and Section 15.c of the Employment Agreement.

          (c) Certain Change in Control Benefits. In the event of a Change in Control (as defined in the Employment Agreement), the Executive shall have the right, under Section 19 of the Employment Agreement, to, acquire up to 10,000,000 shares of Stock, upon prior written notice by the Executive to the Company, which notice shall be given on or before July 1, 2007, on which date the right set forth in Section 19 of the Employment Agreement and in this Section 1.1(c) shall expire. In addition, to the extent that any of the payments to which the Executive is entitled under Section 15 of the Employment Agreement are determined by the U.S. Internal Revenue Service to be "Excess Parachute Payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the Executive shall have the right to receive the additional payments set forth in Section 15.f of the Employment Agreement.

          (d) Continued Participation in Company Plans. The Executive shall be entitled to continue to participate in all Company benefit plans during the Severance Period, to the extent permitted by the terms of such plans and by applicable law.

          (e) Expenses. The Company shall reimburse the Executive, upon reasonable substantiation by the Executive, for costs incurred by the Executive in respect of the Severance Period for all (i) tax, financial, estate planning, legal and accounting services; (ii) membership dues and other non-discretionary charges, for Rockrimmon Country Club and University Club; (iii) computer, phone and internet expenses at the Executive's homes in Connecticut and Martha's Vineyard and for all cell phone and pager charges; provided, that, in no event shall reimbursements set forth in clauses (i) through (iii) in the aggregate exceed an amount equal to $150,000 for each full calendar year during the Severance Period, and $150,000, pro-rated for 2004.

          (f) Travel. To the extent the Company maintains a Company aircraft, the Executive shall be able to use such aircraft during the Severance Period, and SIFL rates will be used to determine the value of such use; provided, that, the Executive shall be entitled to use such aircraft only to the extent such aircraft is available and not being used by the Company and only upon the Executive's reasonable advance notice to the Company and on a schedule mutually agreed upon by the Company and the Executive.

          (g) Office and Certain Staff Members. The Executive shall be entitled to continue to use his current office at the Company through December 31, 2004, after which time he shall be entitled to retain his office furniture and furnishings, and the Executive hereby agrees that he shall have responsibility for removing such furniture and furnishings from the office as soon as reasonably practicable following December 31, 2004. In addition, the Company agrees to continue to (i) employ the Executive's current driver and secretary during the Severance Period, such employees to be made available for use primarily by the Executive with such schedule and pursuant to such other terms as shall be mutually agreed upon by the Company and the Executive, and (ii) during the Severance Period, provide the Executive with the use of the Company car which is being made available to the Executive as of the Termination Date or such other Company car as the Company and the Executive may agree.

          (h) Accrued Rights. On the Payment Date, the Company will pay the Executive a lump sum payment equal to the sum of (i) any unpaid Base Salary accrued through the Termination Date, (ii) an amount in respect of all accrued but unused vacation days, and (iii) the amount of any unreimbursed expenses and fees incurred by the Executive prior to the Termination Date, for which reimbursement is provided for under the Employment Agreement, upon reasonable substantiation by the Executive for all such expenses in accordance with Company policy and consistent with past practice as in effect on the Termination Date.

          (i) Indemnification. The Company shall continue to provide the Executive with the protections and benefits under, and honor the provisions of, Section 16(a) of the Employment Agreement. In addition, the Company shall indemnify the Executive with respect to any claims, threatened claims or investigations by, or on behalf of, the Company or any governmental or regulatory entity, to the fullest extent not prohibited under applicable law.

          1.2 Equity Awards and Deferred Compensation.

          (a) Stock Options and Restricted Stock. With respect to the outstanding options to purchase shares of Stock held by the Executive as of the date hereof (the "Options") and the outstanding restricted shares of Stock (the "Restricted Stock"), notwithstanding the provisions of any of the option or restricted stock plans or award agreements pursuant to which the Executive was granted such Options and Restricted Stock (as amended, if applicable) (the "Award Documents"), effective as of the Termination Date:
     (a) all of the Options and Restricted Stock that have not already vested as of the Termination Date shall vest and the Options shall become fully exercisable, and all restrictions on the Restricted Stock shall lapse, and
     (b) all of the Options shall remain exercisable until (and may not be exercised at any time after) the later of (i) the expiration date of the Options as set forth in the applicable Award Documents, as if no termination of employment had occurred and (ii) the first anniversary of the Termination Date. Except as set forth specifically herein, nothing in this Section 1.2 shall be construed to amend, alter, revise or change any other terms or conditions of the applicable Award Documents. The Company agrees to maintain the registration on a Form S-8 (or successor forms) under the Securities Act of 1933, as amended, in respect of the Company Equity Plans pursuant to which the Options, Restricted Stock and the Stock awards in Section 1.2(b), below, were granted.


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

          (b) Other Stock Awards; Deferred Compensation. On the Payment Date, the Company shall grant to the Executive 1,816,477 shares of Stock in full satisfaction of its obligations under any plans, agreements, letters, policies or other arrangements to grant such shares under the Company Equity Plans to the Executive following the Executive's retirement from, or termination of employment with, the Company. In addition, the Executive shall be entitled to receive all amounts in respect of his account balances in any deferred compensation plans of the Company as of the Termination Date and payments in respect of any phantom equity awards granted to the Executive on or prior to the Termination Date, subject to the terms of such plans.

          (c) With respect to any Stock awards provided for in this Agreement that are granted under any of the Company Equity Plans, the terms of such Company Equity Plans shall control, except to the extent otherwise provided herein; provided, however, that, to the extent that the Executive's ability to utilize or avail himself of any right or privilege otherwise available to holders of similar awards (including the right to share withholding) and the exercise of such right, requires the approval of the committee or other body under the applicable Company Equity Plan, such consent shall not be unreasonably withheld.

          1.3 Other Employee Benefits.

          (a) Health Benefits. The Company shall continue to provide the Executive and his wife during their joint lives and the life of the survivor of them, at the sole cost of the Company, the medical, dental, hospitalization and health plan and insurance benefits as are contained in the plans available for the Executive immediately preceding the Termination Date (the "Health Benefits"). Notwithstanding the foregoing, (i) the Health Benefits provided to the Executive and his eligible dependents by the Company under this Agreement shall be in full satisfaction of the Company's obligations to the Executive and his eligible dependents under COBRA, the Employment Agreement and this Agreement, and (ii) if at any time it is not possible for the Company to provide the benefits in accordance with this
     Section 1.3(a), the Company shall pay the Executive an amount which, after payment by the Executive of applicable taxes, is sufficient for him to purchase equivalent benefits, in accordance with Section 13(a) of the Employment Agreement. To the extent not covered by the Health Benefits or by any equivalent benefits purchased by the Executive at the Company's cost pursuant to clause (ii) of the preceding sentence, the Company shall reimburse the Executive for (i) all medical, health care, dental and catastrophic illness-related expenses for the life of the Executive and the Executive's spouse, including, without limitation, those expenses that were incurred prior to the Termination Date, and (ii) home care costs (whether or not provided by a licensed caregiver); provided, that, in no event shall the Company's aggregate obligations in respect of all such amounts for both Executive and his spouse exceed $2,000,000 in the aggregate.

          (b) Company Doctor. The Executive shall continue to be able to utilize the services of Dr. Martin Fox, but only for so long as Dr. Fox's employment with the Company continues, and nothing in this Section 1.3(b) shall require the Company to continue the employment of Dr. Fox.

          (c) Life  Insurance  Policies.  With  respect  to the  life  insurance policies set forth on Exhibit B to this Agreement (the "Executive Policies"), the Company agrees that it shall (i) on the Payment Date, fund a rabbi trust, with David Rosenzweig, Esq. serving as trustee, or, in the event that Mr. Rosenzweig shall not be able to serve as trustee, with Alex McDonald, Esq. (of Boston, Massachusetts) serving as trustee, and, in the event that neither Mr. Rosenzweig nor Mr. McDonald are able to serve as trustee, with a trustee designated by the Company and reasonably satisfactory to the Executive, (the "Executive Trust"), in an amount sufficient to pay the remaining balance of the premiums as set out in
     Schedule 1 of Exhibit B, which the Company believes to be the remaining premiums due under the Executive Policies; provided, further, that, in the event of the death of both the Executive and his spouse before the payment of all premiums to the Executive Trust, any remaining balance in the Executive Trust will revert back to the Company; (ii) fund the Executive Trust in an amount that is sufficient, after taking into account the proceeds that are likely to be received by the insurance trusts identified on Schedule B (the "Tow Trusts") from the Executive Policies upon the death of the first to die of the Executive and his spouse and all interest to be earned on such proceeds less any reasonable administrative expenses of the Executive Trust, to pay gift and income taxes (and any gross-up thereon) that may be incurred in the future by the Executive or his spouse under such Executive Policies; and (iii) on an ongoing basis, pay such additional amounts to the Executive or his spouse for any income or gift taxes that are incurred (and any gross-up thereon) to the extent that such amounts are not covered by the Executive Trust in clause (ii); provided, that, nothing in this Section 1.3(c) shall serve to release the Company's collateral interest in the Executive Policies, and provided, further, that, the Company's obligations in clauses (i) through (iii) do not affect the Company's rights, upon the second to die of the Executive and his spouse, to retain or recover from the Tow Trust and the Executive Trust all amounts in excess of the death benefits payable upon the death of the survivor of Executive and his wife under the various split dollar life insurance agreements between the Executive and the Company, which benefits, in the aggregate, shall not exceed the amounts indicated on Exhibit B to this agreement.

    1.4 Tax Withholding. The Company may withhold from any amounts payable in cash under this Agreement such Federal, state and local income, employment and other taxes as may be required to be withheld in respect of any payment and/or any benefit provided for under this Agreement pursuant to any applicable law or regulation.

     1.5 Full Satisfaction of Potential Claims. The Executive hereby acknowledges and agrees that his receipt and satisfaction of all payments and benefits provided in this Section 1 will constitute full and final payment, accord and satisfaction of any and all potential claims to the extent described in the General Release (as defined in Section 4 of this Agreement) against the Company and the Company Releasees (as defined in Exhibit A to this Agreement) and other persons described on Exhibit A hereto.

     2. RELINQUISHMENT OF TITLE, POSITIONS

     Effective as of the Termination Date, the Executive hereby relinquishes his title of Chief Executive Officer of the Company and any other positions that he presently holds with the Company or any of its subsidiaries or affiliates, except to the extent provided in this Section 2. The Executive shall resign as Chairman of the board of directors of the Company (the "Board"), effective as of December 31, 2004, or such earlier time as requested by the Board or as the Executive may determine. Notwithstanding the foregoing, the Executive shall continue to serve as the Company's nominee on the board of directors of Hungarian Telephone until the expiration of the Executive's current term in such position.

     3. RETURN OF COMPANY PROPERTY

     All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including items stored in computer memories, on microfilm or by other means, made or compiled by the Executive, or made available to the Executive relating to the Company or its affiliates or its businesses, are and shall remain the property of the Company and shall be delivered to the Company promptly upon the execution of this Agreement.

     4. RELEASES AND REPRESENTATIONS

     4.1 Executive's Release. For and in consideration of the payment of the amounts and the provision of the benefits described in Section 1 of this Agreement and the Company's agreement set forth in Section 4.3 below, the Executive hereby agrees to execute a release of all claims against the Company and the Releasees in the form attached as Exhibit A hereto (the "General Release").

     4.2 The Executive's Representations and Warranties. The Executive represents that he has read carefully and fully understands the terms of this Agreement, and that the Executive has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this Agreement. The Executive acknowledges and agrees that he is executing this Agreement willingly, voluntarily and knowingly, of his own free will, in exchange for the payments and benefits described in Section 1 of this Agreement and for the Company Release contained in Section 4.3 hereof, and that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of this Agreement, other than those set forth in this Agreement. The Executive further acknowledges, understands and agrees that as of the Termination Date his employment with the Company will be terminated, that the provisions of Section 1 of this Agreement are in lieu of any and all payments and benefits to which the Executive may otherwise be entitled to receive pursuant to the Employment Agreement, that the Executive will not be reemployed by the Company, and that the Executive will not apply for or otherwise seek employment with the Company or any of its parents, companies, subsidiaries, divisions or affiliates. The
Executive understands that, except as otherwise expressly provided for under this Agreement, he will not receive any payments under this Agreement until the seven (7) day revocation period provided for under the General Release has passed, and then, only if he has not revoked the General Release (such period during which no such revocation has occurred, the "Revocation Period").


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

     4.3 Company Release. For and in consideration of the undertakings of the Executive in Section 4.1 and Section 4.2 above, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company hereby agrees on behalf of the Company and each of its parents, subsidiaries and affiliates, together with their officers, directors, shareholders, affiliates, agents, partners, joint venturers, attorneys, predecessors, successors and assigns, or anyone purporting to act by, through or on behalf of any of the foregoing (the "Company Releasors") to, and the Company Releasors do hereby, fully and completely forever release the Executive, his agents, assignees, attorneys, successors and assigns, heirs and executors (hereinafter collectively referred to as the "Executive Releasees") from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever which the Company Releasors ever had, now have or may have against the Executive Releasees or any of them, in law, admiralty or equity, whether known or unknown to the Company Releasors, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by the Company (such released claims are collectively referred to herein as the "Company Released Claims"); provided, that such Company Released Claims shall not include (i) any claims to enforce the Company Releasors' rights or obligations under, or with respect to, this Agreement, or (ii) any claim alleging conduct in the nature of fraud or any other action or omission by the Executive for which the Executive would not be indemnified under the terms of
Section 1.1(i) of this Agreement.

     5. EFFECTS OF SETTLEMENT; WAIVER OF JURY TRIAL

     5.1 No Admission. The Executive and the Company agree that the payments and benefits by the Company, and the acceptance by the Executive of the same, all as provided in Section 1 of this Agreement, and the execution of this Agreement, are the result of a compromise of disputed claims, and shall never for any purpose be considered an admission of liability or responsibility by the Company or the Executive, and the Company and the Executive expressly deny any liability.

     5.2 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREIN. Each of the parties hereto also waives any bond or surety or security upon such bond, which might, but for this waiver, be required of any of the other parties. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement or the General Release, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each of the parties hereto further warrants and represents that each has reviewed this waiver with his legal counsel and that each knowingly and voluntarily waives his jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.


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

     6. CONFIDENTIALITY OF THIS AGREEMENT; CONTINUING EFFECTIVENESS OF COVENANTS IN EMPLOYMENT AGREEMENT

     6.1 Confidentiality; Press Release.

     (a) The Executive and the Company understand that confidentiality is of the essence in this Agreement and to ensure such, both the Executive and the Company hereby mutually promise and covenant to keep this Agreement and the General Release confidential and agree not to publish, declare or disclose in any manner whatsoever the terms or conditions of this Agreement, other than as required by law. Notwithstanding the prohibition in the preceding sentence: (a) the Executive and the Company may disclose this Agreement and the General Release in confidence to their respective attorneys, accountants, auditors, tax preparers and financial advisors; and (b) the Executive and the Company may disclose this Agreement and the General Release insofar as such disclosure may be necessary to enforce its terms in a court of law or as may be otherwise required by law. In the event the Executive may be required by subpoena to disclose the terms of this Agreement and the General Release, he agrees to notify the Company of such request promptly, and prior to responding to such, provided that such disclosure is not prohibited by applicable law.

     (b) Except as otherwise required by law, the Executive and the Company hereby mutually agree not to issue any press release or otherwise publicize this Agreement or the General Release or the settlement of their disputes, and to limit any statement in response to inquiry from the news media or otherwise to:
"The matter has been resolved on a confidential basis."

     6.2 Statements by the Company. The Company shall not issue or make any press release or public statement about the Executive (and the Company shall further use its commercially reasonable efforts to prevent any director, officer, employee, successor, parent, subsidiary or agent or representative of, or attorney to the Company (any of the foregoing, a "Company Affiliate") from issuing any press release or other public statement or making any statement), which is intended or reasonably likely to disparage the Executive, or otherwise degrade the Executive's personal or business reputation; provided, that, each of the Company and any Company Affiliate shall be permitted to (a) make any statement that is required by applicable securities or other laws to be included in a filing or disclosure document, subject to prior notice to the Executive thereof, (b) issue any press release or public statement regarding the fact of a termination of the Executive's employment, subject to the Executive's prior review and approval thereof, which approval shall not be unreasonably withheld by the Executive, (c) defend itself against any statement made by the Executive that is intended or reasonably likely to disparage the Company or any Company Affiliate, or otherwise degrade any Company Affiliate's reputation in the business, industry or legal community in which such Company Affiliate operates, only if the Company and/or the Company Affiliate reasonably believes that the statements made in such defense are not false statements, and (d) provide truthful testimony in any legal proceeding.

     6.3 Statements by the Executive. The Executive shall not at any time issue any press release or make any public statement about the Company or any Company Affiliate regarding (i) any of the foregoing's financial status, business, services, business methods, compliance with laws, or ethics or otherwise, or
(ii) regarding Company partners, personnel, directors, officers, employees, attorneys, agents, including, without limitation, in respect of both clauses (i) and (ii), any statement that is intended or reasonably likely to disparage the Company or any Company Affiliate, or otherwise degrade any Company Affiliate's reputation in the business, industry or legal community in which any such Company Affiliate operates; provided, that, the Executive shall be permitted to
(a) make any statement that is required by applicable securities or other laws to be included in a filing or disclosure document, subject to prior notice to the Company thereof, and (b) defend himself against any statement made by the Company or any Company Affiliate that is intended or reasonably likely to disparage the Executive or his spouse or otherwise degrade the Executive's reputation in the business, industry or legal community in which the Executive operates, only if the Executive reasonably believes that the statements made in such defense are not false statements and (c) provide truthful testimony in any legal proceeding.

     6.4 Non-Competition. The Executive acknowledges the highly competitive nature of the businesses of the Company and its subsidiaries and affiliates and accordingly agrees that from the Termination Date until the first anniversary of the Termination Date (the "Non-Compete Period"), the Executive shall not (i) be a shareholder, partner, joint venturer or other equity owner in, or sole proprietor of, or officer, director, employee, consultant, agent or representative of, or otherwise engage, directly or indirectly in any business which is competitive with the business conducted by the Company or its parents or subsidiaries at the Termination Date in locations in which any such entities are conducting business (including, without limitation, businesses that the Company or its affiliates have specific plans, approved by a resolution of the Board, to conduct in the future and as to which the Executive is aware of such planning at the time he commences engaging in such activity); provided, however, that this provision shall not apply to the ownership of not more than 5% of any publicly traded entity, provided the Executive is not actively involved in the activities of any such entity, and holds such interest solely for investment.

     6.5 Separate Liability. The Executive agrees and understands that his obligations set forth in Sections 6.1, 6.3 and 6.4 of this Agreement are separate from any other provisions in this Agreement and that any breach of those provisions may be treated by the Company as a breach of this covenant for which the Executive may be separately liable, and for which the Company may, at its option, elect to cease payment of any amounts hereunder and/or seek the return of the monetary consideration paid hereunder, in addition to other remedies. Notwithstanding the foregoing, the Company may only cease payment of any amounts hereunder and/or seek the return of the monetary consideration paid hereunder following a final non-appealable judgment by a court of competent jurisdiction that such a breach has occurred.

     7. GOVERNING LAW; RESOLUTION OF DISPUTES; LEGAL FEES

     7.1 Governing Law. This Agreement and the General Release shall each be governed and interpreted in accordance with and enforced in all respects pursuant to the laws of the State of New York, irrespective of the choice of law rules of that or any other state.

     7.2 Resolution of Disputes. Any disagreement or controversy arising out of or relating to this Agreement, other than any violation of Section 6 of this Agreement, shall be exclusively resolved by way of confidential arbitration. Either party may submit the disagreement or controversy to arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"), such arbitration to be conducted before a panel of three arbitrators, one selected by each of the parties hereto and the third by the two other arbitrators so selected. The arbitration shall be held in New York, New York. The arbitrators shall be bound by the express terms of the Agreement. The award rendered in any such proceeding, which shall not include an award of attorneys' fees (which are expressly governed by the terms of Section 7.3 hereof), shall be made in writing and shall be final and binding on the parties, and judgment upon the award may be entered in any court having competent jurisdiction thereof.

     7.3 Legal Fees. The Company shall fully reimburse the Executive for all reasonable legal fees, costs and other out-of-pocket expenses actually incurred in connection with (i) the negotiation of this Agreement; provided, that, in no event shall the Company's aggregate obligations in respect of such amounts exceed $100,000, and (ii) any disputes, or enforcement of the Executive's rights, under this Agreement or otherwise relating to termination of the Executive's employment, to the extent such dispute arises out of or is in connection with a dispute between the Executive and the Company under this Agreement (which reimbursement shall not be subject to any dollar limitation hereunder). The Company shall advance any such fees, costs and expenses upon the Executive's prior written request, but only to the extent such payment is required to be paid pursuant to the arrangements under which such fees, costs and expenses are incurred or as required by applicable law.

     8. SEVERABILITY

     If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement or the remaining portion of a partially invalid provision, which shall remain in force, and the provision in question shall be modified by the court so as to be rendered enforceable.

     9. CONSTRUCTION

     Each party and its counsel have reviewed this Agreement and the General Release and have been provided the opportunity to review this Agreement and the General Release and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or the General Release. Instead, the language of all parts of this Agreement and the General Release shall be construed as a whole, and according to their fair meaning, and not strictly for or against either party.

10. ACCEPTANCE AND EFFECTIVENESS

     This Agreement shall become effective immediately upon the Executive's execution of this Agreement; provided, however, that the Company shall not be obligated to make any of the payments provided for in Section 1 of this Agreement until the eighth (8th) day following the Termination Date (the "Payment Date"), or such later date provided in this Agreement, in any case, so long as the Executive has not then revoked the General Release.

     11. ENTIRE AGREEMENT; COUNTERPARTS

     11.1 The Agreement and the General Release together set forth the entire agreement between the parties hereto, and fully supersede any and all prior agreements or understandings, including the Employment Agreement (other than as expressly set forth herein) between the parties hereto pertaining to the subject matter hereof.

     11.2 This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               [Remainder of the page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



Dated:  July 10, 2004            CITIZENS COMMUNICATIONS COMPANY
       ----------------





                                 By:     /s/ Rudy J. Graf
                                         --------------------------------------
                                 Title:  Chief Executive Officer and President
                                         --------------------------------------

                                By:      /s/ Jerry Elliott
                                         --------------------------------------
                                Title:   Executive Vice President and Chief
                                         --------------------------------------
                                         Financial Officer
                                         --------------------------------------





                                LEONARD TOW


Dated:  July 10, 2004           /s/ Leonard Tow
       ---------------------    -----------------------------------------------

                                    Exhibit A
                                    ---------

                                 GENERAL RELEASE

     Section 1. Release
                -------

     For and in consideration of the payment of the amounts and the provision of the benefits described in Section 1 of that certain Separation Agreement dated as of July 8, 2004 by and between Leonard Tow (the "Executive") and Citizens Communications Company (the "Company") (the "Agreement"), the Executive hereby agrees on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and the Executive does hereby, fully and completely forever release the Company and the Company Affiliates (as such term is defined in the Agreement) and their respective past, current and future affiliates, predecessors and successors and all of their respective past and/or present representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities (hereinafter collectively referred to as the "Company Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which the Executive or his agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Company Releasees or any of them, in law, admiralty or equity, whether known or unknown to the Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever  occurring  up to the date  this  General  Release  is  signed by the
Executive. Without limiting the generality of the foregoing, the Executive hereby agrees on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and the Executive does hereby, fully and completely forever release the Company Releasees and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities in connection with or in relationship to the Executive's employment or other service relationship with the Company, the termination of any such employment or service relationship and any applicable employment, compensatory or equity arrangement with the Company (including, without limitation, the Employment Agreement (as such term is defined in the Agreement), any exhibits attached thereto, any amendments thereto, and any equity or employee benefit plans, programs, policies or other arrangements), any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability, medical condition or other discrimination or harassment, (such released claims are collectively referred to herein as the "Released Claims"); provided that such Released Claims shall not include (i) any claims to enforce the Executive's rights or obligations under, or with respect to, the Agreement, and (ii) any claims arising out of or in connection with any obligations by the Company in respect of certain litigation matters addressed in that certain resolution of the board of directors of the Company adopted July 30, 2002 and the minutes of the meeting of the board of directors of the Company, dated December 17, 2002.

     Section 2. Waiver. Notwithstanding the generality of Section 1 above, the Released Claims include, without limitation: (i) any and all claims relating to base salary or bonus payments or benefits pursuant to the Employment Agreement, other than those payments and benefits specifically provided for in Section 1 of the Agreement; (ii) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Employment and Housing Act, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise; and (iii) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief.

THIS MEANS THAT, BY SIGNING THIS GENERAL RELEASE, THE EXECUTIVE WILL HAVE WAIVED ANY RIGHT THE EXECUTIVE MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS GENERAL RELEASE.

     Section 3. The Executive's Representations and Warranties
                ----------------------------------------------

     The Executive represents that he has read carefully and fully understands the terms of this General Release, and that the Executive has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this General Release. The Executive acknowledges and agrees that he is executing this General Release willingly, voluntarily and knowingly, of his own free will, in exchange for the payments and benefits described in Section 1 of the Agreement, and that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of the Agreement or the General Release, other than those set forth in the Agreement. The Executive further acknowledges, understands, and agrees that his employment with the Company has terminated and that the provisions of Section 1 of the Agreement are in lieu of any and all payments and benefits to which the Executive may otherwise be entitled to receive pursuant to the Employment Agreement. The Executive acknowledges that he has been advised that he is entitled to take at least twenty-one (21) days to consider whether he wants to sign this General Release and that the Age Discrimination in Employment Act gives him the right to revoke this General Release within seven (7) days after it is signed, and the Executive understands that he will not receive any payments under the Separation Agreement until such seven (7) day revocation period has passed and then, only if he has not revoked this General Release. To the extent the Executive has executed this General Release within less than twenty-one (21) days after its delivery to him, the Executive hereby acknowledges that his decision to execute this General Release prior to the expiration of such twenty-one (21) day period was entirely voluntary, and taken after consultation with and upon the advice of his attorney.

     This General Release is final and binding and may not be changed or modified, except by written agreement by both of the Company and The Executive.

                                    EXHIBIT B

       Insurance Policies Funding Split Dollar Benefits for Dr. & Mrs. Tow

                                                                             POLICY NUMBER      OWNER/
               BENEFIT/CARRIER                         INSURED(S)                               BENEFICIARY
-----------------------------------------       ------------------------     --------------     -----------
$3.0M Split Dollar Benefit:                     Dr. Tow                       1,513.822             *
     Security Life of Denver

$18.6M Split Dollar Benefit:
     Aetna (1st Death)                          Dr. & Mrs. Tow                G1557534              **
     Phoenix (1st Death)                        Dr. & Mrs. Tow                2,638,418             **
     Prudential                                 Dr. & Mrs. Tow                77,695,241            **

$6M Split Dollar Benefit:
     Aetna (1st Death)                          Dr. & Mrs. Tow                G1606642              ***
     MassMutual                                 Dr. & Mrs. Tow                9,668,011             ***

$7.5M Split Dollar Benefit:
     Aetna (1st Death)                          Dr. & Mrs. Tow                G1603269              ***
     MassMutual                                 Dr. & Mrs. Tow                9,668,012             ***

$15M Employment Agreement:
     Lincoln Life                               Dr. Tow                       7,114,586             ****
     Manulife                                   Dr. & Mrs. Tow                58,907,874            ****
     Travelers                                  Dr. & Mrs. Tow                7,389,146             ****

$15M SWAP:
     Lincoln Life                               Dr. Tow                       7,127,037             ****
     Manulife                                   Dr. & Mrs. Tow                58,906,041            ****
     Manulife                                   Dr. & Mrs. Tow                58,906,058            ****
     Manulife                                   Dr. & Mrs. Tow                58,959,651            ****
     Pacific Life                               Dr. & Mrs. Tow                1A2389740             ****
     Transamerica                               Dr. & Mrs. Tow                60077090-3            ****



*      David Z. Rosensweig, the Trustee of the Leonard & Claire Tow 1st Insurance Trust U/A/D May 27, 1992.
**     David Z. Rosensweig, the Trustee of the Leonard & Claire Tow 2nd Insurance Trust U/A/D November 18, 1993.
***    David Z. Rosensweig, the Trustee of the Leonard & Claire Tow 3rd Insurance Trust U/A/D April 4, 1996.
****   David Z. Rosensweig, the Trustee of the Tow Family Trusts Insurance Trust U/A/D December 15, 2000.
